UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2014
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37934 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 17, 2014, the Board of Directors (the “Board”) of Team Health Holdings, Inc. (the “Company”), a Delaware corporation, approved an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Current By-laws”) (the Bylaw Amendment together with the Current Bylaws, the “Restated Bylaws”). Effective immediately, the Restated Bylaws provide for a majority voting standard in uncontested director elections. The majority voting standard provision provides that a director nominee in an uncontested election is not elected unless he or she receives a majority of the votes cast , which means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). A plurality voting standard remains applicable to any election in which the number of nominees for director is greater than the number to be elected. The Restated Bylaws also require any director candidate to submit in writing a conditional resignation, which would be effective upon the director’s failure to receive the required majority vote in any uncontested election and the Board’s acceptance of such resignation.
The foregoing summary of the Restated Bylaws is qualified in its entirety by reference to the complete text of the Restated Bylaws which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: December 23, 2014
By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company

4